As filed with the Securities and Exchange Commission on February 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	14-0689340 (I.R.S. Employer Identification No.)

5 Necco Street

Boston, Massachusetts 02210

(617) 443-3000

(Address of Principal Executive Offices, Zip Code)

GE 2007 Long-Term Incentive Plan
(Full title of the Plan)

Christoph A. Pereira

Vice President, Chief Risk Officer and Chief Corporate Counsel

General Electric Company

5 Necco Street

Boston, Massachusetts 02210

(617) 443-3000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.06 par value per share (1)	61,000,000	$11.43	$697,230,000	$76,067.79

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional securities that may from time to time be offered or issued in respect of the securities registered by this Registration Statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction pursuant to the terms of the above-referenced plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of a share of Common Stock reported on the New York Stock Exchange on February 5, 2021.

INTRODUCTION

This Registration Statement is filed by General Electric Company, a New York corporation (the “Company” or the “Registrant” or “we”), relating to 61,000,000 shares of the Company’s common stock, par value $0.06 per share (the “Common Stock”), to be offered and sold under the GE 2007 Long-Term Incentive Plan, as amended and restated February 15, 2019 (as amended, the “Plan”), which shares of Common Stock are in addition to: (i) the 500,000,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 (the “2007 Registration Statement”) filed on April 30, 2007 with the Securities and Exchange Commission (the “SEC”) (SEC file number 333-142452), (ii) the 425,000,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 (the “2012 Registration Statement” ) filed on May 4, 2012 with the SEC (SEC file number 333-181177), and (iii) the 150,000,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 (the “2017 Registration Statement” and, together with the 2007 Registration Statement and 2012 Registration statement, the “Prior Registration Statements”) filed on July 28, 2017 with the SEC (SEC file number 333-219566).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	The Restated Certificate of Incorporation of General Electric Company (Incorporated by reference to Exhibit 3(i) to GE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013), as amended by the Certificate of Amendment, dated December 2, 2015 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated December 3, 2015), as further amended by the Certificate of Amendment, dated January 19, 2016 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated January 20, 2016), as further amended by the Certificate of Change of General Electric Company (Incorporated by reference to Exhibit 3(1) to GE’s Current Report on Form 8-K, dated September 1, 2016), as further amended by the Certificate of Amendment, dated May 13, 2019 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated May 13, 2019), and as further amended by the Certificate of Change of General Electric Company (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated December 9, 2019) (in each case, under SEC file number 001-00035).

4.2	The By-Laws of General Electric Company, as amended on May 13, 2019 (Incorporated by reference to Exhibit 3.2 to GE’s Current Report on Form 8-K dated May 13, 2019) (SEC file number 001-00035).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm relating to the Company’s Form 10-K for the fiscal year ended December 31, 2020.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney of General Electric Company.

99.1	GE 2007 Long-Term Incentive Plan, as amended and restated February 15, 2019 (Incorporated by reference to Exhibit 10(l) to GE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (SEC file number 001-00035)), as amended by the Amendment, dated August 18, 2020 (Incorporated by reference to Exhibit 10(c) to GE’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 (SEC file number 001-00035)).

____________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 12th day of February, 2021.

GENERAL ELECTRIC COMPANY

By:	/s/ Christoph A. Pereira
Name:	Christoph A. Pereira
Title:	Vice President, Chief Risk Officer and Chief Corporate Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
*H. Lawrence Culp, Jr.	Chief Executive Officer and Chairman (Principal Executive Officer)	February 12, 2021

*Carolina Dybeck Happe	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	February 12, 2021

*Thomas S. Timko	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	February 12, 2021

*Thomas Horton	Lead Director	February 12, 2021

*Sébastien Bazin	Director	February 12, 2021

*Ashton Carter	Director	February 12, 2021

*Francisco D’Souza	Director	February 12, 2021

*Edward Garden	Director	February 12, 2021

*Risa Lavizzo-Mourey	Director	February 12, 2021

*Catherine Lesjak	Director	February 12, 2021

*Paula Rosput Reynolds	Director	February 12, 2021

*Leslie Seidman	Director	February 12, 2021

*James Tisch	Director	February 12, 2021

A Majority of the Board of Directors.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact